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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM 8-A
                           FILED ON SEPTEMBER 9, 2002
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.

             (Exact name of registrant as specified in its charter)

         DELAWARE                                    13-3317783

  (State of incorporation                   (I.R.S. Employer Identification No.)
or organization of registrant)

   THE HARTFORD FINANCIAL                              06115
    SERVICES GROUP, INC.
       HARTFORD PLAZA                                (Zip Code)
    HARTFORD, CONNECTICUT
      (860) 547-5000

(Address of principal executive
   offices of registrant)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered       Name of each exchange on which each
                                                class is to be registered

Corporate Units ("Corporate Units"),             New York Stock Exchange
to be issued by The Hartford Financial
Services Group, Inc.



     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-88762 (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act: None (Title of Class)
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Item 1   Description of Registrant's Securities to be Registered.

         The class of securities to be registered hereby are the Corporate Units ("Corporate Units") of The Hartford Financial Services Group, Inc., a Delaware corporation (the "Company").

         For a description of the Corporate Units, reference is made to the Company's Registration Statement on Form S-3 (Registration No. 333-88762), filed with the Securities and Exchange Commission on May 21, 2002, and the Prospectus Supplement, dated September 9, 2002, filed with the Securities and Exchange Commission on September 11, 2002, pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, which descriptions are hereby incorporated by reference herein.

Item 2   Exhibits.

         3.1 Amended and Restated Certificate of Incorporation of the Company, amended effective May 1, 2002 (incorporated by reference to Exhibit 3.01 to the Company's Form 10-Q for the three month period ended March 31, 2002).

         3.2 Amended and Restated By-Laws of the Company, amended effective February 18, 1999 (incorporated by reference to Exhibit 3.02 to the Company's Form 10-K for the fiscal year ended December 31,
              1998).

         4.1 Senior Indenture, dated as of October 20, 1995, between ITT Hartford Group, Inc. ("ITT Hartford") and The Chase Manhattan Bank (National Association) as Trustee (incorporated herein by reference to Exhibit 4.08 to ITT Hartford's Report on Form 8-K, dated November 15, 1995).

         4.2 Supplemental Indenture No.1, dated as of December 27, 2000, to the Senior Indenture filed as Exhibit 4.1 hereto, between the Company and The Chase Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit 4.30 to the Registration Statement on Form S-3 (Registration No. 333-49666) of the Company, Hartford Capital III, Hartford Capital IV and Hartford Capital V).

         4.3 Supplemental Indenture No. 2, dated as of September 13, 2002, to the Senior Indenture filed as Exhibit 4.1 hereto, between the Company and JPMorgan Chase Bank, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Form 8-K of the Company, filed September 17, 2002).

         4.4  Form of Global Security (included in Exhibit 4.3).

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         4.5  Purchase Contract Agreement, dated as of September 13, 2002, between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.2 to the Form 8-K of the Company, filed September 17, 2002).

         4.6  Form of Corporate Unit Certificate (included in Exhibit 4.5).

         4.7 Pledge Agreement, dated as of September 13, 2002, between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.3 to the Form 8-K of the Company, filed September 17, 2002).

         4.8 Remarketing Agreement, dated as of September 13, 2002, between the Company and Morgan Stanley & Co. Incorporated, as the Remarketing Agent, and JPMorgan Chase Bank, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.4 to the Form 8-K of the Company, filed September 17, 2002).






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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             THE HARTFORD FINANCIAL SERVICES GROUP, INC.


                             By:  /s/ Katherine Vines Trumbull
                                  --------------------------------------------
                                  Name:  Katherine Vines Trumbull
                                  Title: Vice President & Corporate Secretary


Dated:  September 17, 2002





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